EXHIBIT 23.05

             [BENJAMIN SCHLESINGER AND ASSOCIATES, INC. LETTERHEAD]



February 5, 1997



Panda Interfunding Corporation
Panda Funding Corporation
c/o Panda Energy International, Inc.
4100 Spring Valley Road
Suite 1001
Dallas, Texas  75244

Re:  Fuel Consultant's Report

Ladies and Gentlemen:

We consent to the use of our report entitled "Assessment of Fuel Price, Supply and Delivery Risks for the Panda-Rosemary Cogeneration Project" and the Officer's Certificate, of even date herewith, related thereto in the Prospectus (the "Prospectus") relating to the offering of Pooled Project Bonds, Series A-1 due 2012 offered by Panda Funding Corporation and included in the registration statement on Form S-1 by Panda Interfunding Corporation and Panda Funding Corporation, and to the inclusion of such report and certificate as an Appendix to the Prospectus.

We  also  hereby consent to the reference to us  as  experts
under   the   heading  "Experts-Independent  Engineers   and
Consultants" in the Prospectus.


                    BENJAMIN SCHLESINGER AND ASSOCIATES, INC.


                    By:       /s/ Benjamin Schlesinger
                    Name:     Benjamin Schlesinger, Ph.D.
                    Title:    President